                                                                  Exhibit 10.121

                                CLOSING AGREEMENT

         This Closing Agreement is made and entered into this 30th day of May, 1997, by and among CASTLE ENERGY CORPORATION, a Delaware corporation ("Castle"), CASTLE TEXAS PRODUCTION LIMITED PARTNERSHIP, a Texas limited partnership ("Production") (Castle and Production are jointly referred to herein as "Seller") and UNION PACIFIC RESOURCES COMPANY, a Delaware corporation ("Purchaser") and CASTLE EXPLORATION COMPANY, INC., a Pennsylvania corporation ("Exploration") in connection with the Closing of the transaction contemplated by that certain Purchase and Sale Agreement (the "Purchase Agreement") by and among the parties hereto. Terms capitalized but not defined herein shall have the meaning given such terms in the Purchase Agreement

         WHEREAS, pursuant to the terms of the Purchase Agreement, the parties contemplated that Purchaser would acquire the Oil and Gas Assets subject to the terms of conditions of that certain Gas Purchase Contract, dated as of May 1, 1993 (the "Original Agreement"), by and between Castle Production Company and MG Natural Gas Corp. ("MGNG"), as amended by (i) that certain letter agreement dated August 1, 1993 by and between MGNG and Production, represented therein by its General Partner, Castle Production Company, correcting the name of Castle Production Company as used in the Original Agreement to Production, (ii) that certain letter agreement also dated August 1, 1993, by and between MGNG and Production, and (iii) that certain Letter Agreement dated September 30, 1993, by and between MGNG and Production (the Original Agreement, as so amended, is hereinafter collectively called the "Gas Contract").

         WHEREAS, under the terms of the Purchase Agreement, the Gas Contract constitutes a part of the Assets to be transferred by Production to Purchaser; and

         WHEREAS, pursuant to the terms of the Gas Contract, the rights of Production thereunder may be assigned with the consent of MGNG, which consent shall not be unreasonably withheld; and

         WHEREAS, although Production has requested that MGNG grant its consent to the transfer of the rights of Production under the Gas Contract to Purchaser, no such consent has been granted as of the Closing Date;

         NOW, THEREFORE, the parties do hereby agree as follows:

         1. The Closing shall take place under the Purchase Agreement in accordance with its terms, and the Gas Contract shall be transferred to Purchaser as contemplated by the terms of the Purchase Agreement.

         2. From and after the Closing hereof, by and between the parties hereto, it is agreed that Purchaser shall assume the Gas Contract, notwithstanding any failure of MGNG to formally grant its consent to the transfer of the Gas Contract to Purchaser.

         3. If as a result of the lack of consent to the transfer of the Gas Contract MGNG fails or refuses to pay Purchaser for gas delivered under the Gas Contract, and such gas is received by Seller or CEC Gas Marketing Limited Partnership, then Seller shall pay Purchaser for such gas in accordance with the terms of the Gas Contract, or, if less, the amount per MMBtu paid to Production or CEC Gas Marketing Limited Partnership by MGNG.

         4. If at any point during the primary term the Gas Contract MGNG shall affirmatively deny its consent to the transfer of the Gas Contract to Purchaser, and rejects performance by Purchaser of the obligations formerly performed by Production, then the parties agree to enter into a gas purchase agreement between Purchaser, as seller, and Production, as buyer, in the same form as the Gas Contract, which would require Purchaser to sell and deliver, and Production to accept and pay for, the quantities of natural gas required under the terms of the Gas Contract, under the identical terms and conditions contained therein.

         5. Seller shall use all reasonable efforts to obtain MGNG's consent to the transfer of the Gas Contract to Purchaser. When and if such consent is obtained, this Agreement shall terminate.

         6. Any notices received under the Gas Contract by Seller shall be promptly provided to Purchaser, and Seller shall not take any action whatsoever under the Gas Contract without Purchaser's express written consent.

         7. The parties agree that Section 11.4(b)(V) of the Purchase Agreement shall not apply with respect to any claim resulting from a contract entered into pursuant to Section 4 of this Agreement.

         This Closing Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Closing Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries.

         This Closing Agreement is executed in connection with, and as a part of, the Closing contemplated by the Purchase Agreement, and shall be deemed to constitute a part of such Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                       CASTLE ENERGY CORPORATION



                                       By: s/s Joseph L. Castle II
                                           ---------------------------
                                            Joseph L. Castle II
                                            President


Document #: 33032 v. 01 Dallas
Client/Matter #012731\0004
                                        2

                           CASTLE TEXAS PRODUCTION
                           LIMITED PARTNERSHIP

                           By:  Castle Production Company, General Partner



                           By:  /s/ Richard E. Staedtler
                                ----------------------------------
                                Richard E. Staedtler
                                Vice-President


                           CASTLE EXPLORATION COMPANY, INC.



                           By:  /s Richard E. Staedtler
                                ----------------------------------
                                Richard E. Staedtler
                                Vice-President


                           UNION PACIFIC RESOURCES COMPANY


                           By:  /s/ Martin Searcy
                                ----------------------------------
                                Name:
                                Office:



Document #: 33032 v. 01 Dallas
Client/Matter #012731\0004
                                        3